Exhibit 24.1

                        POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Robert J. Fabbricatore and John D. Pittenger, jointly and severally, his attorneys-in-fact, each with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 relating to the 2000 Flexible Stock Plan and 1999 Equity Incentive Plan for Non-Employee Directors and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

  IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 23rd day of May 2002.

SIGNATURE                              TITLE
---------                             ------

/s/Katherine D. Courage
Katherine D. Courage                Director

/s/ Henry Hermann
Henry Hermann                       Director

/s/ Kevin J. Maroni
Kevin J. Maroni                     Director

/s/ J. Richard Murphy
J. Richard Murphy                   Director

/s/ Mark E. Nunnelly
Mark E. Nunnelly                    Director

/s/ Carl Redfield
Carl Redfield                       Director

/s/ Richard J. Santagati
Richard J. Santagati                Director

/s/ Ralph C. Sillari
Ralph C. Sillari                    Director

/s/ Scott M. Sperling
Scott M. Sperling                   Director

/s/ Ralph S. Troupe
Ralph S. Troupe                     Director